UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

New Age Beverages Corporation

(State or other jurisdiction of incorporation)

Washington	333-215267	27-2432263
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO	80229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 289-8655

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2017, New Age Beverages Corporation, a Washington corporation (“we” or the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) whereby the Company acquired substantially all of the operating assets of Premier Micronutrient Corporation, a subsidiary of PMC Holdings, Inc. (“PMC”), which is a company engaged in the business of developing, manufacturing, selling and marketing micronutrient products and formulations (the “Acquisition”). On May 23, 2017 (the “Closing Date”), the parties executed the Bill of Sale and Assignment and Assumption Agreement for the Acquisition.

Upon the Closing Date, the Company received substantially all of the operating assets of PMC, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 1,200,000 shares of the Company’s common stock. The Company also agreed to assume various accounts payable and accrued liabilities of PMC. The shares of Common Stock to be issued pursuant to the Acquisition will be restricted under Rule 144. The Acquisition was subject to customary closing conditions. A copy of Asset Purchase Agreement dated May 18, 2017, as well as the exhibits executed on May 23, 2017 are included as Exhibit 10.1 hereto.

The Company intends to file financial statements of PMC in an amendment to this Current Report on Form 8-K no later than 71 days from the Closing Date. The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement and incorporated exhibits, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The shares of our Common Stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above will be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1 Asset Purchase Agreement and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

Date: May 23, 2017	By:	/s/ Brent Willis
Brent Willis, Chief Executive Officer